                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC  20549


                               FORM 8-K

                            CURRENT REPORT


                     Pursuant to Section 13 of the
                    Securities Exchange Act of 1934


          Date of Earliest Event Reported:  December 7, 1994


                      NEW ENGLAND ELECTRIC SYSTEM

          (exact name of registrant as specified in charter)


Massachusetts
(state or other
jurisdiction of
incorporation)
1-3446
(Commission
File No.)
04-1663060
(I.R.S. Employer
Identification No.)

          25 Research Drive, Westborough, Massachusetts 01582

(Address of principal executive offices)

(508) 366-9011

(Registrant's telephone number, including area code)

Item 5.  Other Events


     New England Power Company (NEP), a subsidiary of New England Electric System, announced on December 8, 1994, that it will not increase its base wholesale electricity rates until at least 1997 if its wholesale rate agreement, filed on December 7, 1994 with the Federal Energy Regulatory Commission (FERC), is approved.
The agreement avoids any increase in NEP's base rates associated with the completion and placing into service of the re-powered Manchester Street Station in Providence, R.I. NEP has not increased its base rates since 1991. The agreement is subject to FERC approval.

                               SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                 NEW ENGLAND ELECTRIC SYSTEM


                                    s/Alfred D. Houston
                                 By
                                    Alfred D. Houston
                                    Executive Vice President and
                                    Chief Financial Officer


Date:   December 9, 1994

The name "New England Electric System" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of The Commonwealth of Massachusetts. Any agreement, obligation or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability therefor.